Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated February 25, 2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDD ETN

BDD: DB Base Metals Double Long ETN

Prospectus

Total Notes Outstanding: $2,751,883 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

The DB Base Metals Double Long ETN (Symbol: BDD) is part of the "DB Base Metals ETNs" collection. DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Base Metals ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Leveraged losses
- Subject to investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer

Benefits

- Leveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

Acceleration risk

Lack of liquidity

BDD Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: BDD

CUSIP: 25154K841

BDD Financial Details

As of 24-Feb-2015 11:55 AM

Last Trade:	Bid:	Ask:
$6.80	$6.48	$0.00
Open:	High:	Low:
$0.00	$6.80	$6.80

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $6.63[1]

Last End of Day Value: $6.71

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	33.29
Copper - Grade A	15-Apr-2015	32.55

Component	Contract Date	Weight %
Zinc	17-Feb-2016	34.15

BDD News & Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDD ETN

BDD: DB Base Metals Double Long ETN

PDF Prospectus

Total Notes Outstanding: $2,751,883 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Optimum Yield Industrial Metals Index	-5.22	-11.57	-13.69	-5.22	-4.42	-9.14	-4.50	-5.79

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDD ETN

BDD: DB Base Metals Double Long ETN

PDF Prospectus

Total Notes Outstanding: $2,751,883 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDG DB Base Metals Long ETN
ETN

BOM DB Base Metals Double Short ETN
ETN

BOS DB Base Metals Short ETN
ETN

BDD: DB Base Metals Double Long ETN
BDD
                 Prospectus ETN
Total Notes Outstanding: $2,751,883 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Related Materials

BDD Prospectus PDF

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDG DB Base Metals Long ETN
ETN

BOM DB Base Metals Double Short ETN
ETN

BOS DB Base Metals Short ETN
ETN

BDD: DB Base Metals Double Long ETN
BDD
                 Prospectus ETN
Total Notes Outstanding: $2,751,883 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly.
Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review

Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at
www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What is the Deutsche Bank Optimum Yield[] strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[] strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDG ETN

BDG: DB Base Metals Long ETN

PDF Prospectus

Total Notes Outstanding: $1,034,810 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

DB Base Metals Long ETN (Symbol: BDG) is part of the "DB Base Metals ETNs" collection. DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Base Metals ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer
- Acceleration risk

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

Lack of liquidity

BDG Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: BDG

CUSIP: 25154K825

BDG Financial Details

As of 24-Feb-2015 01:06 PM

Last Trade: $16.13	Bid: $0.00	Ask: $0.00
Open: $0.00	High: $16.33	Low: $16.08

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $16.07 ¹

Last End of Day Value: $16.17

Last End of Day Date: 02/24/2015

¹ The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	33.29
Copper - Grade A	15-Apr-2015	32.55
Zinc	17-Feb-2016	34.15

BDG News and Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset and Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDG ETN

BDG: DB Base Metals Long ETN

Prospectus

Total Notes Outstanding: $1,034,810 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Optimum Yield Industrial Metals Index	-5.22	-11.57	-13.69	-5.22	-4.42	-9.14	-4.50	-5.79

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN — DB Base Metals Short ETN

BDG ETN

BDG: DB Base Metals Long ETN

PDF Prospectus

Total Notes Outstanding: $1,034,810 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD DB Base Metals Double Long ETN
ETN

BOM DB Base Metals Double Short ETN
ETN

BOS DB Base Metals Short ETN
ETN

BDG: DB Base Metals Long ETN
BDG
                 Prospectus ETN
Total Notes Outstanding: $1,034,810 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Related Materials

BDG Prospectus PDF

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us
Shareholders:
To speak with a shareholder representative,
call (877) 369-4617.
Advisors:
To speak with an ETF sales representative,
call (844) 851-4255.
Related Products
              DB Base Metals
  BDD         Double Long ETN
     ETN
              DB Base Metals
  BOM         Double Short ETN
     ETN
              DB Base Metals
  BOS         Short ETN
     ETN

BDG: DB Base Metals Long ETN
BDG
                 Prospectus ETN
Total Notes Outstanding: $1,034,810 - As of: 02/24/2015

Overview Performance News Related Materials

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What is the Deutsche Bank Optimum Yield[] strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[] strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOS ETN — DB Base Metals Short ETN

BOM ETN

BOM: DB Base Metals Double Short ETN

PDF Prospectus

Total Notes Outstanding: $2,449,285 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

The DB Base Metals Double Short ETN (Symbol: BOM) is part of the "DB Base Metals ETNs" collection. DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Base Metals ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer

Benefits

- Leverage short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

Acceleration risk

Lack of liquidity

BOM Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: BOM

CUSIP: 25154K858

BOM Financial Details

As of 24-Feb-2015 02:44 PM

Last Trade:	Bid:	Ask:
$16.35	$0.00	$0.00
Open:	High:	Low:
$0.00	$16.35	$16.35

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $16.86 [1]

Last End of Day Value: $16.66

Last End of Day Date: 02/24/2015

[1] The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	33.29
Copper - Grade A	15-Apr-2015	32.55

Component	Contract Date	Weight %
Zinc	17-Feb-2016	34.15

BOM News & Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOS ETN — DB Base Metals Short ETN

BOM ETN

BOM: DB Base Metals Double Short ETN

PDF Prospectus

Total Notes Outstanding: $2,449,285 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Optimum Yield Industrial Metals Index	-5.22	-11.57	-13.69	-5.22	-4.42	-9.14	-4.50	-5.79

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOS ETN — DB Base Metals Short ETN

BOM ETN

BOM: DB Base Metals Double Short ETN

PDF Prospectus

Total Notes Outstanding: $2,449,285 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us
Shareholders:
To speak with a shareholder representative,
call (877) 369-4617.
Advisors:
To speak with an ETF sales representative,
call (844) 851-4255.
Related Products
              DB Base Metals
  BDD         Double Long ETN
     ETN
              DB Base Metals
  BDG         Long ETN
     ETN
              DB Base Metals
  BOS         Short ETN
     ETN

BOM: DB Base Metals Double Short ETN
BOM
                 Prospectus ETN
Total Notes Outstanding: $2,449,285 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Related Materials

BOM Prospectus PDF

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD DB Base Metals Double Long ETN
ETN

BDG DB Base Metals Long ETN
ETN

BOS DB Base Metals Short ETN
ETN

   BOM         BOM: DB Base Metals Double Short ETN
                   Prospectus
     ETN
               Total Notes Outstanding: $2,449,285 - As of: 02/24/2015
  Overview  Performance News        Related Materials    FAQ
FAQ's
----------- ----------- ----------- -------------------- ---------------------------------------
What is an Exchange Traded Note (ETN)?
An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.
What risks are associated with ETNs?
Unlike traditional debt securities, the principal of ETNs is not protected. Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.
ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs. Investors in ETNs have no recourse to any underlying assets.
Do the ETNs replicate a direct investment in the
underlying index?
Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount

(the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly.
Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What is the Deutsche Bank Optimum Yield[] strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[] strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early

redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not
K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service
("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in
2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN

BOS: DB Base Metals Short ETN

PDF Prospectus

Total Notes Outstanding: $1,686,426 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

DB Base Metals Short ETN (Symbol: BOS) is part of the "DB Base Metals ETNs" collection. DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Base Metals ETNs in blocks of no less than 5,000 securities and integral multiples of 5,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer
- Acceleration risk

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

Lack of liquidity

BOS Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: BOS

CUSIP: 25154K833

BOS Financial Details

As of 24-Feb-2015 12:09 PM

Last Trade: $23.81	Bid: $0.00	Ask: $0.00
Open: $0.00	High: $23.81	Low: $23.81

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $24.23 ¹

Last End of Day Value: $24.09

Last End of Day Date: 02/24/2015

¹ The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	21-Oct-2015	33.29
Copper - Grade A	15-Apr-2015	32.55
Zinc	17-Feb-2016	34.15

BOS News and Updates

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset and Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange
Traded Notes

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN

BOS: DB Base Metals Short ETN

PDF Prospectus

Total Notes Outstanding: $1,686,426 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Optimum Yield Industrial Metals Index	-5.22	-11.57	-13.69	-5.22	-4.42	-9.14	-4.50	-5.79

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD ETN — DB Base Metals Double Long ETN

BDG ETN — DB Base Metals Long ETN

BOM ETN — DB Base Metals Double Short ETN

BOS ETN

BOS: DB Base Metals Short ETN

PDF Prospectus

Total Notes Outstanding: $1,686,426 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

3 | 7 | 2014
Press Release: Deutsche Asset & Wealth Management reduces redemption size of twelve ETNs

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD DB Base Metals Double Long ETN
ETN

BDG DB Base Metals Long ETN
ETN

BOM DB Base Metals Double Short ETN
ETN

BOS: DB Base Metals Short ETN
BOS
                 Prospectus ETN
Total Notes Outstanding: $1,686,426 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

Related Materials

BOS Prospectus PDF

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

BDD DB Base Metals Double Long ETN
ETN

BDG DB Base Metals Long ETN
ETN

BOM DB Base Metals Double Short ETN
ETN

BOS: DB Base Metals Short ETN
BOS
                 Prospectus ETN
Total Notes Outstanding: $1,686,426 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What is the Deutsche Bank Optimum Yield[] strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM
(OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the
Optimum YieldTM strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets.
Click here to learn more about Optimum YieldTM.

Why is the Deutsche Bank Optimum Yield[] strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum YieldTM (OY)
strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. Click here to learn more about Optimum YieldTM.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue
Service ("IRS") were successful in asserting an alternative treatment for the
ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms and Conditions News and Updates Proxy Voting Product Finder
Market Makers Downloads Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov.
Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London
Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the
ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the
ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional
ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.